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                                EXHIBIT 10(g)(2)

First Amendment to The Scotts Company Executive Retirement Plan, effective as of
                                January 1, 1999



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                                 FIRST AMENDMENT

                                       TO

                               THE SCOTTS COMPANY

                            EXECUTIVE RETIREMENT PLAN


         WHEREAS, The Scotts Company (the "Company") sponsors The Scotts Company Executive Retirement Plan (the "Plan"); and

         WHEREAS, the Plan provides that executives in Band G and above, other than Joseph D. Dioguardi, are eligible to participate in the Plan; and

         WHEREAS, the Company wants to permit Mr. Dioguardi to defer incentive pay and compensation under the Plan;

         NOW, THEREFORE, effective as of January 1, 1999:

1. The definition of "Executive Incentive Pay" in Section II of the Plan shall be revised to provide:

                  "Executive Incentive Pay" means, with respect to each Participant, any bonus under the Executive Annual Incentive Plan or any incentive pay pursuant to an employment agreement.

2.       The last sentence of Section III of the Plan shall be deleted.

3.       Paragraph (1) of Section IV.B. shall be revised to provide:

                           (1) With respect to each Plan Year, an Eligible Employee may elect to have a percentage or a flat dollar amount of his Executive Incentive Pay which is to be awarded to him by the Employer for the Plan Year in question allocated to his Deferred Executive Incentive Pay Account and paid on a deferred basis pursuant to the terms of the Plan. To exercise such an election for any Plan Year, within thirty (30) days after the Executive Annual Incentive Plan is finalized for the Plan Year (or, in the case of Executive Incentive Pay under an employment agreement, within thirty (30) days prior to the beginning of the Plan Year), the Eligible Employee must advise the Employer of his election, in writing, on an Executive Incentive Pay Deferral Election. Such Executive Incentive Pay Deferral Election shall apply only to Executive Incentive Pay payable to the Participant after the date on which the Executive Incentive Pay Deferral Election is received by the Administrative Committee. If an Eligible Employee terminates



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         employment or changes to an employment status other than an Eligible
         Employee, his election to defer Executive Incentive Pay shall terminate and no additional amounts shall be deferred.

4. A new paragraph (5) shall be added to Section IV.D. of the Plan to provide:

                  (5) INELIGIBILITY FOR EMPLOYER CONTRIBUTIONS. Notwithstanding the foregoing, no contributions shall be made for or allocated to Joseph D. Dioguardi under this Section IV.D.

         IN WITNESS WHEREOF, the Company has caused this Amendment to be executed as of the 23 day of DECEMBER, 1998.


                                  THE SCOTTS COMPANY



                                  By: /s/ Rosemary L. Smith
                                     -----------------------------------------
                                       Rosemary L. Smith,
                                       Vice  President - Human  Resources and
                                       Member of the Administrative Committee















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